SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2018

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road Denver, North Carolina 28037
(Address of Principal Executive Offices) (Zip Code)

(828) 464-8741
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 7, 2018, Contrail Aviation Support, LLC (“CAS”), a partially-owned subsidiary of Air T, Inc. (the “Company”), entered into a new Business Loan Agreement (the “Loan Agreement”) with Old National Bank (“ONB”). The Loan Agreement and related Promissory Note replace that certain Business Loan Agreement and Promissory Note with ONB dated May 5, 2017. The new Loan Agreement provides for revolving credit borrowings by CAS in an amount up to $20,000,000 with a maturity date of May 5, 2019. Borrowings under the Loan Agreement will bear interest at a variable rate equal to the 1-month LIBOR plus 300 basis points.

The obligations of CAS under the Loan Agreement are secured by a first-priority security interest in all of the assets of CAS and are also guaranteed by the Company; provided, however, that the total dollar amount of borrowings guaranteed by the Company to ONB is limited to a maximum of $1,600,000, plus costs of collection.

The Loan Agreement contains affirmative and negative covenants, including covenants that restrict CAS’ ability to make acquisitions or investments, make certain changes to its capital structure, and engage in any business substantially different than it presently conducts as well as financial covenants relating to, among other things, quarterly cash flow coverage, tangible net worth and a required pay down period.

The Loan Agreement contains Events of Default, as defined therein, including, without limitation, nonpayment of principal, interest or other obligations, violation of covenants, bankruptcy and other insolvency events, false statements made in a warranty or representation, death or incompetency of any guarantor or material adverse changes in the borrower’s financial condition.

The foregoing summary of the terms of the Loan Agreement and Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and Promissory Note, which are filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent responsive, the information included under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.1	Promissory Note and Business Loan Agreement executed as of March 7, 2018 between Contrail Aviation Support, LLC as Borrower, and Old National Bank as the Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2018

AIR T, INC.

By:	/s/ Candice L. Otey
Candice L. Otey, Vice President- Finance, Chief Financial Officer, Secretary and Treasurer

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